UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

June 25, 2024

McCormick & Co Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road
Hunt Valley	Maryland	21031
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2024, the Board of Directors (the “Board”) of McCormick & Company, Incorporated (“McCormick”) appointed Marcos Gabriel as Executive Vice President and Chief Financial Officer of McCormick effective December 1, 2024. Mr. Gabriel will replace Michael R. Smith, who, on June 25, 2024, announced his intention to retire. Mr. Smith will step down from his role as Executive Vice President and Chief Financial Officer effective December 1, 2024, and will continue thereafter as Executive Vice President of McCormick to assist with the transition until his retirement from McCormick on February 28, 2025. Mr. Smith has served as the Executive Vice President and Chief Financial Officer of McCormick since September 1, 2016.

Mr. Gabriel, age 53, joined McCormick in 2017 and has held roles of increasing responsibility since that time, including: Senior Vice President, Global Finance and Capital Markets (March 1, 2024, to present), Senior Vice President, Finance and Global Business Services (June 12, 2023, to February 29, 2024), Chief Transformation Officer (August 1, 2020, to June 11, 2023), and Chief Financial Officer, Americas (August 1, 2017, to July 31, 2020). Prior to joining McCormick, Mr. Gabriel served in a variety of leadership roles at Avon Products, Inc., Unilever PLC, and Eli Lilly and Company across Europe, North and Latin America.

Effective December 1, 2024, Mr. Gabriel will receive an annual base salary of $650,000 in connection with his new position. Mr. Gabriel will participate in McCormick’s annual cash management incentive bonus program with a target award level equal to 80% of his annual base salary and a maximum award level equal to 160% of his annual base salary. Mr. Gabriel also will participate in McCormick’s long-term equity incentive compensation program at a level commensurate with his new position and on the same timing as other executive officers. Mr. Gabriel will participate in the other components of McCormick’s executive compensation program, including various retirement and savings plans, health and welfare programs, and other benefits, which are described in McCormick’s 2024 Proxy Statement.

There was no arrangement or understanding between Mr. Gabriel and any other persons pursuant to which Mr. Gabriel was elected as an officer, and there are no related party transactions involving Mr. Gabriel that are reportable under Item 404(a) of Regulation S-K. Mr. Gabriel has no family relationship with any of the executive officers or directors of McCormick or any person nominated or chosen by McCormick to become a director or executive officer of McCormick.

On June 26, 2024, McCormick issued a press release titled “McCormick announces Marcos Gabriel to become Executive VP & CFO and planned retirement of Mike Smith.” A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Copy of the press release labeled “McCormick announces Marcos Gabriel to become Executive VP & CFO and planned retirement of Mike Smith .”
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

June 26, 2024	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary